UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K/A
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 12, 2018
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ServiceSource International, Inc.
(Exact name of Registrant as specified in its charter)
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Delaware	001-35108	81-0578975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 17th Street, 5th Floor
Denver, CO 80202
(Address of principal executive offices, including zip code)
(720) 889-8500
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

In Exhibit 99.1, under the 2018 Outlook section, the 8th bullet should read: GAAP loss per share of $0.20 to $0.24; non-GAAP net income per share of $0.09 to $0.11 (instead of GAAP loss per share of $0.20 to $0.24; non-GAAP loss per share of $0.09 to $0.11).

We are filing this 8-K/A along with a revised Exhibit 99.1 to reflect this change.

Item 2.02 Results of Operations and Financial Condition.
On February 12, 2018, ServiceSource International, Inc. issued a press release announcing its results for the full-year and quarter ending December 31, 2017. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.
The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Press release dated February 12, 2018

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 12, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 12, 2018

SERVICESOURCE INTERNATIONAL, INC.

By: /s/ PATRICIA ELIAS
Name : Patricia Elias
Title : Senior Vice President, General Counsel